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                                  EXHIBIT 1.2

                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is dated as of December 13, 1999, and is entered into by and between SkyLynx Communications, Inc., a Colorado corporation ("SCI-Colorado") and SkyLynx Communications, Inc., a Delaware corporation ("SCI-Delaware"). SCI-Colorado and SCI-Delaware are hereinafter sometimes collectively referred to as the "Constituent Corporations".

                                   RECITALS

     A. SCI-Colorado desires to merge with and into SCI-Delaware and SCI-Delaware desires to merge with SCI-Colorado, all upon the terms and subject to the conditions of this Merger Agreement.

     B. SCI-Colorado was incorporated on September 23, 1996 and is a corporation duly organized and existing under the laws of the State of Colorado. Its authorized capital stock consists of 50,000,000 shares of Preferred Stock, par value $0.01 per share (the "SCI-Colorado Preferred Stock"), and 150,000,000 shares of Common Stock, par value $0.001 per share (the "SCI-Colorado Common Stock"), of which 379,941 shares of SCI-Colorado Series A Convertible Preferred Stock, 600 shares of SCI-Colorado Series B Convertible Preferred Stock, 696,419 shares of SCI-Colorado Series C Convertible Preferred Stock, 8,899 shares of SCI-Colorado Series D Convertible Preferred Stock, 2,787 shares of SCI-Colorado Series E Convertible Preferred Stock and 12,651,687 shares of Common Stock were issued and outstanding on December 10, 1999.

     C. SCI-Delaware was incorporated on February 10, 1999 and is a corporation duly organized and existing under the laws of the State of Delaware. Its authorized capital stock consists of 50,000,000 shares of Preferred Stock, par value $0.001 per share (the "SCI-Delaware Preferred Stock), and 150,000,000 shares of Common Stock, par value $0.001 per share (the "SCI-Delaware Common Stock"), of which no shares of SCI-Delaware Preferred Stock and 10,000 shares of SCI-Delaware Common Stock were issued and outstanding on December 10, 1999. All outstanding shares of SCI-Delaware Common Stock shares are held by and in the name of SCI-Colorado.

     D. The Board of Directors of SCI-Colorado has determined that, for the purpose of effecting the reincorporation of SCI-Colorado in the State of Delaware, it is advisable and in the bests interests of SCI-Colorado and its shareholders that SCI-Colorado merge with and into SCI-Delaware upon the terms and conditions herein provided.

     E. The Board of Directors of SCI-Colorado has adopted resolutions approving this Merger Agreement and the transactions contemplated hereby and has recommended to the existing shareholders of SCI-Colorado (individually, a "Shareholder", and collectively, the "Shareholders") to approve this Merger Agreement and the transactions contemplated hereby. The Shareholders of SCI-Colorado approved the Merger Agreement at the annual meeting of Shareholders held on August 23, 1999.

     F. The Board of Directors of SCI-Delaware has adopted resolutions approving this Merger Agreement and the transactions contemplated hereby.

     G. It is intended, for federal tax purposes, that the merger accomplished by the Merger Agreement will qualify as a tax-free reorganization within the meaning of Section 332 of the Internal Revenue Code.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                    MERGER

     Section 1.1. THE MERGER. In accordance with the provisions of this Merger Agreement, the Colorado Business Corporation Act (the "CBCA") and the Delaware General Corporation Law (the "DGCL"), SCI-Colorado shall be merged with and into SCI-Delaware (the "Merger"), the separate existence of SCI-Colorado shall cease and SCI-Delaware shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be "SkyLynx Communications, Inc."

     Section 1.2. FILING AND EFFECTIVENESS. The Merger shall become effective (the "Effective Date") when the following actions have been completed:

          (a) This Merger Agreement and the Merger shall have been adopted and approved by the directors of SCI-Colorado and SCI-Delaware in accordance with the requirements of the CBCA and the DGCL, respectively;

          (b) An executed Certificate of Ownership or an executed counterpart of this Merger Agreement meeting the requirements of the DGCL shall have been filed with the Secretary of State of the State of Delaware; and

          (c) An executed Articles of Merger or an executed counterpart of this Merger Agreement meeting the requirements of the CBCA shall have been filed with the Secretary of State of the State of Colorado.

     Section 1.3. EFFECT OF THE MERGER. Upon the Effective Date, the separate existence of SCI-Colorado shall cease and SCI-Delaware, as the Surviving Corporation: (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date; (ii) shall be subject to all actions previously taken by its and SCI-Colorado's Boards of Directors; (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of SCI-Colorado in the manner more fully set forth in Section 259 of the DGCL; (iv) shall continue to be subject to all of the debts, liabilities and obligations of SCI-Delaware as constituted immediately prior to the Effective Date; and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of SCI-Colorado in the same manner as if SCI-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the DGCL and the CBCA.

                                  ARTICLE II

                   CHARTER DOCUMENTS; DIRECTORS AND OFFICERS

     Section 2.1. CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation of SCI-Delaware, as amended and restated in the form attached hereto as Exhibit A (the "Certificate"), and the Bylaws of SCI-Delaware as in effect immediately prior to the Effective Date shall continue in full force and effect as the Certificate of Incorporation and Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     Section 2.2. DIRECTORS AND OFFICERS. The directors and officers of SCI-Colorado immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until as otherwise provided by law, or by the Certificate and Bylaws of the Surviving Corporation.

                                  ARTICLE III

                         MANNER OF CONVERSION OF STOCK

     Section 3.1. SCI-COLORADO CAPITAL STOCK. Upon the Effective Date, each share of SCI-Colorado Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted automatically into one (1) fully paid and nonassessable, issued and outstanding share of Common Stock, par value $0.001 per share, of the Surviving Corporation. Upon the Effective Date, each share of SCI-Colorado Series A Preferred Stock, SCI-Colorado Series B Preferred Stock, SCI-Colorado Series C Preferred Stock, SCI-Colorado Series D Preferred Stock and SCI-Colorado Series E Preferred Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted automatically into one (1) fully paid and nonassessable, issued and outstanding share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, par value $0.01 per share, of the Surviving Corporation, as the case may be, with the identical rights, privileges, powers, qualifications, limitations, restrictions, duties, and obligations that existed prior to the Merger, as more fully described in the Certificate.

     Section 3.2.   SCI-COLORADO OPTIONS AND STOCK PURCHASE RIGHTS.

          (a) Upon the Effective Date, the Surviving Corporation shall assume and continue the stock options and all other employee benefit plans of SCI-Colorado and all of such options and plans shall become the lawful obligations of the Surviving Corporation and shall be implemented and administered in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. Each outstanding and unexercised option or other right to purchase SCI-Colorado Preferred Stock or SCI-Colorado Common Stock shall become an option or right to purchase the Surviving Corporation's Preferred Stock or Common Stock, as the case may be, on the basis of one share of the Surviving Corporation's Preferred Stock or Common Stock for each share of SCI-Colorado Preferred Stock or SCI-Colorado Common Stock, as the case may be, issuable pursuant to any such stock option or stock purchase right, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such SCI-Colorado stock option or stock purchase right.

          (b) A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock of the Surviving Corporation, and the exercise of options and stock purchase rights, equal to the number of shares of SCI-Colorado Common Stock so reserved for issuance upon conversion of the SCI-Colorado Series A Preferred Stock, SCI-Colorado Series B Preferred Stock, SCI-Colorado Series C Preferred Stock, SCI-Colorado Series D Preferred Stock and SCI-Colorado Series E Preferred Stock immediately prior to the Merger.

     Section 3.3 SCI-DELAWARE COMMON STOCK. Upon the Effective Date, each share of SCI-Delaware Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by SCI-Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

     Section 3.4. EXCHANGE OF CERTIFICATES. After the Effective Date, each holder of an outstanding certificate representing shares of SCI-Colorado Common Stock, SCI-Colorado Series A Preferred Stock, SCI-Colorado Series B Preferred Stock, SCI-Colorado Series C Preferred Stock, SCI-Colorado Series D Preferred Stock or SCI-Colorado Series E Preferred Stock may, at such stockholder's option, surrender the same for cancellation to the Surviving Corporation or its transfer agent, and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, into which the surrendered shares were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of SCI-Colorado Common Stock, SCI-Colorado Series A Preferred Stock, SCI-Colorado Series B Preferred Stock, SCI-Colorado Series C Preferred Stock, SCI-Colorado Series D Preferred Stock or SCI-Colorado Series E Preferred Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, into which such shares were converted in the Merger.

     The registered owner on the books and records of SCI-Colorado of any shares of capital stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of capital stock of the Surviving Corporation represented by such outstanding certificate as provided above.

     Each certificate representing capital stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of SCI-Colorado so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

     If any certificate for shares of capital stock of the Surviving Corporation is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Surviving Corporation or its transfer agent any transfer or other taxes payable by reason of issuance of such new certificates in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

                                  ARTICLE IV

                                    GENERAL

     Section 4.1. COVENANTS OF SCI-DELAWARE. SCI-Delaware covenants and agrees that it will, on or before the Effective Date:

          (a) qualify to do business as a foreign corporation in the State of Colorado and in connection therewith appoint an agent for the service of process as required under the provisions of Section 7-115-103 of the CBCA; and

          (b)  take such other actions as may be required by the CBCA.

     Section 4.2. FURTHER ASSURANCES. From time to time, as and when required by SCI-Delaware or by its successors and assigns, there shall be executed and delivered on behalf of SCI-Colorado such deeds and other instruments, and there shall be taken or caused to be taken by SCI-Colorado and SCI-Delaware such further and other actions, as shall be appropriate or necessary in order to vest or perfect in the Surviving Corporation title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of SCI-Colorado, and otherwise to carry out the purposes and intent of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of SCI-Colorado or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     Section 4.3. ABANDONMENT. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger contemplated hereby may be abandoned by the Board of Directors of either SCI-Colorado or of SCI-Delaware, or of both, notwithstanding approval of this Merger Agreement by the shareholders of SCI-Colorado, by the sole stockholder of SCI-Delaware, or by both.

     Section 4.4. AMENDMENT. The Board of Directors of the Constituent Corporations may amend this Merger Agreement at any time prior to the filing of this Merger Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Delaware and Colorado, provided that an amendment made subsequent to the adoption of this Merger Agreement by the shareholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (b) alter or change any term of the Certificate of the Surviving Corporation from the form attached hereto as Exhibit A; and (c) alter or change any of the terms or conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

     Section 4.5. GOVERNING LAW. Except as required by Colorado law, this Merger Agreement shall be governed by the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law.

     Section 4.6. COUNTERPARTS. This Merger Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Merger Agreement having first been approved by the resolutions of the Board of Directors of SkyLynx Communications, Inc., a Delaware corporation, and SkyLynx Communications, Inc., a Colorado corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                   SKYLYNX COMMUNICATIONS, INC.,
                                   a Delaware corporation


                                   By   ___________________________
                                   Name  ___________________________
                                   Title __________________________

ATTEST:
By   ___________________________
Name  ___________________________
Title  ___________________________

                                   SKYLYNX COMMUNICATIONS, INC.,
                                   a Colorado corporation
                                   By  ____________________________
                                   Name ___________________________
                                   Title ___________________________

ATTEST:

By   ___________________________
Name  ___________________________
Title  _________________________





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                                   EXHIBIT A

                         CERTIFICATE OF INCORPORATION